Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Completes Acquisition of
13 BURGER KING® Restaurants in Maryland

SYRACUSE, N.Y.--(BUSINESS WIRE)—June 13, 2019— Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) announced that on June 11, 2019 it completed the acquisition of 13 BURGER KING® restaurants in the Baltimore, Maryland market.

Daniel T. Accordino, the Company's Chief Executive Officer said, “We are pleased to complete this transaction which adds to our existing presence in the attractive mid-Atlantic region. These restaurants have average sales volumes of over $1.8 million, higher than our system average, and should be highly accretive as we integrate them with our existing operations.”

About the Company

Carrols is one of largest restaurant franchisees in the United States, and currently operates a total of 1,078 restaurants. It is the largest BURGER KING® franchisee in the United States operating 1,023 BURGER KING® restaurants and also operates 55 POPEYES® restaurants. It has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.